NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                            Food Concepts, Inc.
                       6601 Lyons Road, Suite C-11
                      Coconut Creek, Florida  33073

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Food Concepts, Inc. will be held at the offices of the company located at 6601 Lyons Road, Suite C-11, Coconut Creek, Florida 33073 on September 10,1997 at 11:00 a.m. EDT for the following purposes:

     1. To elect directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

     2. To ratify the appointment by the Board of Directors of Joel S. Baum, CPA, as independent auditors of the Company for its fiscal year ending June 30, 1998.

     3. To approve an increase in the number of shares of the Company's $.001 par value common stock from 20,000,000 authorized shares at $.001 par value to 40,000,000 authorized common shares with $.001 par value.

     4. To approve the adoption by The Board of Directors of the 1997 Non-Statutory Stock Option Plan.

     5. To approve the adoption of a reverse split of the Company's $.001 par value common stock 20 to 1 thereby reducing the number of outstanding shares to 983,088.

     6. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Accompanying this Notice is a Proxy and Proxy Statement. If you are unable to be present in person, please sign and date the enclosed form of Proxy and return it in the enclosed envelope which requires no postage. Only Shareholders of record at the close of business on August 12, 1997 will be entitled to vote at the Annual Meeting and any adjournments thereof. The prompt return of your Proxy will save the expense of further communications.

                                      By Order of the Board of Directors

DATED: August 27, 1997                /s/ Frances Glaubman
                                      Secretary

                           Food Concepts, Inc.
                       6601 Lyons Road, Suite C-11
                      Coconut Creek, Florida  33073

                       PROPOSED PROXY STATEMENT

               Date of Proxy Statement: _________ __, 1997
                    Date of Mailing: August 27, 1997

            Annual Meeting of Shareholders: September 10, 1997

     The enclosed Proxy is solicited by The Board of Directors of Food Concepts, Inc. (hereinafter the "Company"). Any Proxy given pursuant to such solicitation may be revoked by the Shareholder at any time prior to the voting of the Proxy. The signing of the Term of Proxy will not preclude the Shareholder from attending the Annual Meeting and voting in person. Shares represented by the Proxy will be voted in accordance with the directions of the Shareholder. The directors know of no matters to come before the meeting other than those set forth in the Proxy, but in the event any other matter may properly be brought before the meeting, the Proxy holders will vote the Proxies in their discretion on such matters. All of the expenses involved in preparing and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock.

      Holders of 33 1/3% of the issued and outstanding common stock of the Company must be present in person or by Proxy in order to establish a quorum for the conduct of business at the Annual Meeting. Only record holders of the common stock at the close of business August 12, 1997, are entitled to vote at the Annual Meeting. On that day 19,661,744 shares of common stock $.001 par value per share, were issued and outstanding. Each such share is entitled to one vote at the Annual Meeting.

       A copy of the Annual Report filed with the Securities and Exchange Commission on Form 1O-K may be obtained by writing Food Concepts, Inc., 6601 Lyons Road, Suite C-11, Coconut Creek, Florida 33073, Attention: Herb Glaubman, President.
      PROPOSAL 1

ELECTION OF DIRECTORS

       Under the By-laws of the Company its Board Of Directors is elected annually to serve until the next annual meeting of Shareholders and until the directors' successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy is marked to the contrary therein, the enclosed Proxy will be voted for the election of the three nominees named below. Herb Glaubman, Frances Glaubman and Harold Strulowitz are currently directors of the Company, having been elected as such at the last annual meeting of Shareholders. While management has no reason to believe that any nominee will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other persons as directors. Each nominee must receive at least a plurality of the shares of stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting.

       Management recommends that the nominees listed in the following table be elected as directors of the Company, to serve until the next annual meeting of Shareholders and until their successors are duly elected and shall qualify. The table sets forth certain information with respect to each nominee.

                                 Principal                          Served as a
  Nominee                        Occupation (1)       Age        Director Since

Herb Glaubman                President, and Chief      67              1995
                                Executive Officer,
                                Food Concepts, Inc.

Frances Glaubman             Vice President, and       53              1995
                                Secretary, Food
                                Concepts, Inc.

Harold Strulowitz            Accountant, Former        60              1995
                                President of Palm
                                Beach Coffee, Inc.

                                 PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       The Board of Directors, has appointed, subject to ratification by the Shareholders at the forthcoming Annual Meeting, the firm of Joel S. Baum, C.P.A., as independent Auditors of the Company for the fiscal year ended June 30, 1998. Joel S. Baum, C.P.A., has at no time had any direct or indirect financial interest in the Company or any of its subsidiaries, nor, other than providing certain non-audit services, any other connection with the Company except that of independent auditors.

        It is anticipated that representatives of Joel S. Baum will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

      During the fiscal year ending March 31, 1996, the Company paid Joel S. Baum, C.P.A., approximately $ 4,000 for audit services and approximately $ 2,500 for non-audit services. Non-audit services included foreign and domestic tax and accounting matters, assistance with various filings with the Securities and Exchange Commission, and various federal, and state income tax issues.

       This proposal requires the affirmative vote of a majority of the shares of common stock of the Company present in person or by Proxy and entitled to vote at (he Annual Meeting.

      Management recommends a vote for the proposal to ratify the appointment of Joel S. Baum, C.P.A., as independent auditors of the Company for the fiscal year ending June 30, 1998.

                                  PROPOSAL 3

                         INCREASE IN AUTHORIZED SHARES

     The Certificate of Incorporation of the Company, as amended, and as in effect, provides that the maximum number of the $.001 par value common stock of the Company which the Company is authorized to issue is twenty million (20,000,000) common shares. Such common stock is the only class of stock the Company is authorized to issue. As of the date of this Proxy Statement, namely August 27, 1997, 19,661,744 common shares are issued and outstanding.

       Management believes that an increase in the number of authorized shares is necessary to provide needed flexibility with respect to acquisitions and other corporate programs, including the additional 5,000,000 shares reserved for grant under the Stock Investment Plan if management's proposal is approved. As of the date of this proxy Statement, there are no acquisitions currently pending.

       While increasing the number of authorized common shares as sought by this Proposal will have no immediate dilutive effect upon the ownership interests of current Shareholders, the actual issuance of such newly authorized shares may have a dilutive effect upon the ownership interests of current Shareholders and could make it more difficult to effectuate a change in control of the Company. Under applicable provisions of the Nevada State Business Corporation Law, the approval of the Shareholders is necessary in order to amend the Company's Certificate of Incorporation to so increase the number of authorized common shares.

       This Proposal requires the affirmative vote of a majority of the shares of stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting.

      Management recommends the Shareholders approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized common stock of the Company by twenty million (20,000,000) shares, from twenty million (20,000,000) authorized common shares, $.001 par value to forty million (40,000,000) authorized common shares, $.001 par value.

                               PROPOSAL 4

                  1997 NONSTATUTORY STOCK OPTION PLAN

SECTION 1. PURPOSE AND SCOPE OF PLAN

       The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of key management employees, officers, directors and consultants upon whose judgment, initiative, and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. These goals will be effectuated by granting Options to purchase stock to certain key management employees and directors of the Company. Such Options are not intended to qualify as Incentive Stock Options under Section 422A of the Internal Revenue Code of 1986, as amended.

SECTION 2. CERTAIN DEFINITIONS

        Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

     A. "1933 Act" means the federal Securities Act of 1933, as amended;

     B. "Board of Directors" means the Board of Directors of the Company;

     C. "Cause" shall mean such acts or conduct on the part of an employee or director which are contrary to the interests of the Company, as determined by the Board.

     D. "Change of Control' shall mean (i) an acquisition of the Company, which in the sole discretion of the Board immediately prior to such acquisition, is determined to be an acquisition hostile to, and not in the best interests of, the stockholders of the Company, or (ii) an acquisition of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities by any person, as such term is used in Sections 13(d) and 14(d)(ii) of the Securities Exchange Act of 1934, as amended (other than Herbert Glaubman), or (iii) a change in the composition of the Board so that a majority of the members of the Board immediately prior to such change of control or change in composition of the Board, is determined to be a change hostile to, and not in the best interests of, the stockholders of the Company.

     E. "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from remodification, renumbering or otherwise);

     F. "Committee" means the committee of two Disinterested Directors, appointed by the Board pursuant to subsection 3(a), below, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board during such times as no Committee is appointed by the Board;

     G. "Common Stock" means shares of the Company's Common Stock, $.001 par value;

     H. "Company" means Food Concepts Inc. a Nevada corporation, and/or its Subsidiaries;

     I. "Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code;

     J. "Disinterested Director" means a member of the Board who has not been, during the period of one year prior to his or her service as an administrator of the Plan, and is not, during the period of such service, eligible to be granted or awarded Options under this Plan or any similar plan of the Company;

     K. "Eligible Participant"' means a person who, at a particular time, is an employee, officer, director or consultant of the Company or of any of its subsidiaries;

     L. "Fair Market Value" means the closing price of the Common Stock, as traded on the Bulletin Board, on the Grant Date or, if there shall have been no trades of the Common Stock on such Grant Date, then the closing price of the Common Stock on the last date, prior to the Grant Date, when the stock was traded;

     M. "Grant Date" means the date on which the option is deemed to be granted to the Optionee, as determined by the Committee.

     N. "Option" means an Option granted pursuant to this Plan entitling the option holder to acquire shares of Stock issued by the Company pursuant to the valid exercise of the Option;

     O. "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

     P. "Option Stock' means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

     Q. "Optionee" means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

     R. "Plan" means this 1993 Nonstatutory Stock Option Plan of the Company;

     S. "QDRO" has the same meaning as "qualified domestic relations order" as defined in Section 414(p) of the Code;

     T. "Stock Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

     U. "Subject to an Option," or words to similar effect, means issuable pursuant to the exercise of an Option;

      V. "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code;

     W. "Transfer," with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a QDRO, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold; or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.

SECTION 3. ADMINISTRATION OF PLAN

       (a) This Plan shall be administered by the Nonstatutory Stock Option Committee of the Board of Directors of the Company. The Committee shall consist of not less than two members of the Board of Directors.

        (b) The Committee and the president of Food Concepts, Inc. (the "President") shall each have full authority and discretion to determine, consistent with the provisions of this Plan, the Eligible Participants to be granted Options, the times at which Options shall be granted, the Option Price of the shares subject to each Option (subject to Section 7 of this Plan), the number of shares subject to each Option, the period during which each Option becomes exercisable, and the terms to be set forth on each Option certificate. The Committee also shall have full authority and discretion to adopt and revise such rules and procedures as it shall deem necessary for the administration of this Plan.

        (c) The Committee's interpretation and construction of any provisions of this Plan or any Option granted hereunder shall be final, conclusive, and binding.

SECTION 4. ELIGIBILITY AND AWARD OF STOCK OPTIONS

        (a) The Board of Directors, upon recommendation of the Committee or of the President, may from time to time determine the Eligible Participants who shall be granted Options under this Plan. An Eligible Participant who has been granted an Option may be granted an additional Option or Options under this Plan if the Committee shall so determine. The granting of an Option under this Plan shall not affect any outstanding stock option previously granted to a Optionee under this Plan or any other plan of the Company.

     (b) Additional Options may be granted by the Board of Directors, upon recommendation of the Committee, at any time and from time to time to new Optionees, or to then Optionees, or to a greater or lesser number of Optionees, and may include or exclude previous Optionees. Options granted at different times need not contain similar provisions.

     (c) Notwithstanding the provisions of subsections 4(a) and (b), above, Options granted to an individual, not previously employed by the Company, as an inducement essential to entering a contract of employment with the Company, may not authorize the issuance of more than five percent (5%) of the Company's issued and outstanding Common Stock, for this purpose.

SECTION 5. SHARES OF STOCK SUBJECT TO PLAN

     Subject to the provisions of Section 13 of this Plan, the number of shares that may be issued pursuant to the Options granted by the Committee under this Plan shall not exceed five million (5,000,000) shares of Common Stock of the Company. Any shares subject to an Option under this Plan that expires for any reason or is terminated unexercised as to such shares may again be subject to an Option under this Plan.

SECTION 6. STOCK OPTION AGREEMENTS

     Options granted pursuant to this Plan shall be authorized by the Board of Directors of this Company and shall be evidenced by such Stock Option Agreements or other agreements, in such form as the Board of Directors, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the terms and conditions of this Plan.

SECTION 7. OPTION PRICE

     (a) Each Option shall state the number of shares to which it pertains and shall state the Option Price, on the date the Option is granted, but in no event shall such Option Price be less than the par value of the Common Stock.

     (b) The Option Price shall be payable in United States dollars upon the exercise of the Option and may be paid in cash or by check, provided, however, that the Committee, in its discretion, may permit a particular Optionee to pay all or a portion of the Option Price, and/or the tax withholding liability set forth in subsection 8(c), below, with respect to the exercise of an Option either by surrendering shares of Common Stock already owned by such Optionee or by withholding shares of Option Stock, provided that the Committee determines that the fair market value of such surrendered Common Stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith.

     (c) The Company may, at the sole discretion of the President and/or the Committee, lend to an Optionee the full amount of the Option Price, or any portion thereof, on such terms and conditions as the Company and the Optionee shall agree.

       (d) The cash proceeds from the sales of Common Stock pursuant to the exercise of Options are to be added to the general funds of the Company and used for its corporate purposes.

SECTION 8. TERM AND EXERCISE OF OPTIONS

        (a) Subject to the provisions of subsection 8(c) and Sections 11, 12, and 13, below, the terms of exercisability of each Option granted hereunder shall be determined by the President and the Committee at their discretion.

        (b) An Option may be exercised to the extent exercisable by: (i) giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes pursuant to subsection 8(c), below; and (ii) giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

        (c) As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an Option granted under this Plan, the Committee, in its discretion, may request that the Optionee pay to the Company in cash, or in such other form as the Committee may determine, the amount of the Company's tax withholding liability required in connection with such exercise. For purposes of this subsection 8(c), "tax withholding liability" will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

SECTION 9. NONTRANSFERABILITY

       All Options granted under this Plan shall be nontransferable by the Optionee, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime, only by him, her or them.

SECTION 10. REQUIREMENTS OF LAW

        The granting of Options and the issuance of shares of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations and shares shall not be issued except upon approval of proper government agencies or stock exchanges as may be required.

SECTION 11. TERMINATION OF EMPLOYMENT

       (a) If an Optionee shall cease to be employed by, or cease to serve as a director of, the Company as a result of early retirement or retirement for age or disability, all in accordance with applicable Company policies, all outstanding Options held by such Optionee shall become immediately exercisable in full and shall remain exercisable in full during the full term of the remaining period of exercisability of such Option.

       (b) Termination of an Optionee's employment or service by the Company for Cause in accordance with applicable Company policies shall result in the immediate cancellation of all outstanding Options held by such Optionee, whether or not such Options are then exercisable as of the date of such termination, unless the Board of Directors, in its discretion, shall determine otherwise.

       (c) if an Optionee shall cease to be employed by, or serve with, the Company for any reason other than those set forth in subsections Il(a) and
(b), above, such Optionee may, but only within a period of 90 days beginning the day following the date of such termination of employment, exercise his or her Option, to the extent that such Optionee was entitled to exercise it at the date of such termination.

SECTION 12.  DEATH OF OPTIONEE

     In the event of the date of death of an Optionee while in the employ of the Company or its Subsidiaries, the Option theretofore granted shall be exercisable only by the proper beneficiary within a period of one year after death. In the case of an Optionee who dies subsequent to the termination of his or her employment or term of service with the Company in accordance with subsections 11 (a) or (c), such deceased Optionee' legal heirs or estate shall have the right to exercise all outstanding Options to the extent that such deceased Optionee was entitled to exercise them at the date of his or her death.

SECTION 13. CHANGE IN CONTROL

        In the event there shall be a Change in Control of the Company, all outstanding Options theretofore granted under this Plan shall become immediately exercisable and shall remain exercisable during the full term of the remaining respective periods of exercisability of such Options.

SECTION 14. ADJUSTMENTS

       In the event of any change in the number of outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares, or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of shares subject to each outstanding Option and the Option Prices or in the maximum number of shares subject to this Plan, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan.

SECTION 15. CLAIM TO STOCK OPTION, OWNERSHIP, OR EMPLOYMENT RIGHTS

        No employee or other person shall have any claim or right to be granted Options under this Plan. No Optionee, before issuance of the stock, shall be entitled to voting rights, dividends, or other rights of stockholders except as otherwise provided in this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to be retained in the employ of the Company or a Subsidiary.

SECTION 16. UNSECURED OBLIGATION

       Optionees under this Plan shall not have any interest in any fund or specific asset of the Company by reason of this Plan. No trust fund shall be created in connection with this Plan or any award thereunder, and there shall be no required funding of amounts that may become payable to any Optionee.

SECTION 17. EXPENSES OF PLAN

     The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

SECTION 18. INDEMNIFICATION

        Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit, or proceeding to which the person may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in satisfaction of judgment in any such action, suit, or proceeding against the person, provided the Company shall be given an opportunity, at its own expense, to handle and defend the action on the individual's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power than the Company may have to indemnify them or hold them harmless.

SECTION 19. AMENDMENT AND TERMINATION

        Unless this Plan shall theretofore have been terminated as hereinafter provided, no Options may be granted after December 19, 2006. The Board of Directors may terminate this Plan or modify or amend this Plan in such respect as it shall deem advisable, provided, however, that the Board of Directors may not without prior approval by the Company's shareholders:

       (a) Increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan except as provided in Section 13, above; or

     (b)      Extend the period during which Options may be granted.

SECTION 20. APPLICABILITY OF PLAN TO OTHER OUTSTANDING STOCK OPTIONS

        This Plan shall not affect the terms and conditions of any other statutory or nonstatutory stock options heretofore granted to any employee of the Company or its Subsidiaries or to any other person under any other plan relating to statutory or nonstatutory stock options, nor shall it affect any of the rights of any employee to whom such a statutory or nonstatutory stock option was granted.

SECTION 21. EFFECTIVE DATE OF PLAN

     The plan shall become effective as of September 10, 1997.


     Management recommends a vote for the ratification of the Non-Statutory Stock Option Plan of the Company for the fiscal year ending June 30, 1998.

                                Proposal 5

               Reverse Split of Common Stock of the Company

SUMMARY OF PROPOSED REVERSE SPLIT

     The Board of Directors has unanimously adopted a resolution declaring the advisability of, and submits to the stockholders for authorization and approval, a single proposal (the "Proposal") to (i) effect a one for twenty reverse stock split (the "Reverse Split") of all authorized shares of Food Concepts' common stock.

     The effect of the proposed Reverse Split on the holders of common stock will be that the total number of shares held by each stockholder will be automatically converted into an amount of whole shares of new common stock equal to the number of shares owned immediately prior to the Reverse Split divided by 20.

     If the Proposal is adopted, each stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged. The rights and privileges of the holders of the Common Stock will be substantially unaffected by the adoption of the Proposal.


PRINCIPAL EFFECTS OF THE PROPOSED REVERSE SPLIT

     The Company has authorized capital stock of 20 million shares, consisting of 20 million shares of Common Stock. The issued and outstanding capital stock will be reduced to 1 million shares as a result of this Proposal. As of August 12, 1997, the number of issued and outstanding shares of Common Stock was 19,661,744. Based upon the Company's best estimates, the aggregate number of new common stock that will be issued and outstanding following the Reverse Split will be 983,088 shares.

     The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Electronic Bulletin Board, and the Company has no present intention of terminating the registration under the Exchange Act in order to become a "private" company.

     If approved, the Reverse Split will result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

REASONS FOR THE PROPOSED REVERSE SPLIT

     The Board of Directors believes that the current low per share of the Common Stock and the large number of shares outstanding have had a negative price effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders, and the potential ability of the Company to raise capital by issuing additional shares. The Company believes there are several reasons for these effects, as summarized below.

     First, certain institutional investors have internal policies preventing the purchase of low-price stocks, and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Further, a variety of brokerage house policies and practices discourage individual brokers within those firms from dealing in low-priced stocks because of the time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

     Second, since the broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Company's Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Company's share price were substantially higher. This factor is also believed to limit the willingness of the institutions to purchase the Company's stock.

     The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split, and the resulting anticipated increased price level, will encourage interest in the Company's New Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Split. Also, although any increase in the market price of the New Common Stock resulting from the Reverse Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Split could result in a market price for the shares that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares. There can, however, be no assurances that the forego ing effects will occur, or that the market price of the New Common Stock immediately after the proposed Reverse Split will be maintained for any period of time.

     There can be no assurance that the market price of the Common Stock after the proposed Reverse Split will be 20 times the market price before the proposed Reverse Split, or that the price following the Reverse Split will either exceed or remain in excess of the current market price.

EXCHANGE OF STOCK CERTIFICATES

     If the Proposal is adopted, stockholders will be required to exchange their stock certificates for new certificates representing the shares of New Common Stock. Stockholders of record on the effective date of the Reverse Split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company's transfer agent. Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates until requested to do so.

              Security Ownership of Certain Beneficial Owners and
                   Management Principal Shareholders


     As of August 27, 1997, the following persons are known to the Company to of more than five percent of the Company's issued and outstanding common class of its voting securities:

Name and Address                      Amount and Nature        Percent of
of Beneficial Owner                   Of Beneficial Ownership    Class (1)

Herb and Francis Glaubman             4,500,000 -- outright         25.00%
6601 LYONS ROAD, SUITE C                 ownership (2)
COCONUT CREEK, FLORIDA 33073

          (1) Includes all shares distributed and outstanding.

          (2) The shares beneficially owned by the Herb and Frances Glaubman are owned and issued in both of their names and are issued with Joint Ownership with Rights of Survivorship. The total ownership of Herb and Frances Glaubman is 4,500,000 shares.

Directors and Executive Officers

       As of August 12, 1997. The Company's directors and its 2 "named executive officers" (listed individually below) and all its directors and officers (listed as a group below) beneficially owned shares of the Company's common stock, $.001 par value, the only class of its voting securities, as follows:

       Name                  Amount Beneficially Owned   Percent of Class(1)

Herb and Francis Glaubman         4,500,000 shares (2)               25.00%


Harold Strulowitz                    50,000 -- outright               .003%
                                        ownership (3)

          (1) Includes all shares distributed and outstanding.

          (2) The shares beneficially owned by the Herb and Frances Glaubman are owned and issued in both of there names and are issued with Joint Ownership with Rights of Survivorship.

          (3) The shares Beneficially owned by Mr. Strulowitz are Restricted under Rule 144 and as such will not be tradable until January 31, 1998.

                                  Voting

           Each nominee for director must receive at least a plurality of the shares of common stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting. Shareholders may vote for all nominees, withhold authority to vote for all nominees or withhold authority to vote for any individual nominee.

         Each Proposal other than the election of directors requires a majority of the total votes cast at the Annual Meeting on the Proposal (including abstentions) in person or by Proxy.

Broker Non-Votes and Abstentions

          Broker non-votes will be treated as votes cast or shares entitled to vote on matters as to which the applicable rules of the National Association of Securities Dealers, Inc. withhold the broker's authority to vote in absence of direction from the beneficial owner. Non-broker Shareholders who are present in person or by Proxy and have a legal authority to vote their shares but who abstain from voting for or against a given Proposal will adversely affect the outcome of that Proposal.

Voting of Proxies

          The shares represented by all valid Proxies received will be voted in the manner specified on the Proxies.

          With respect to the election of the directors, ANY VALID PROXY RECEIVED WHICH IS EXECUTED BY THE SHAREHOLDER IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ALL NOMINEES OR ANY INDIVIDUAL NOMINEES SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR ALL NOMINEES.

          Where specified choices (including abstentions) with respect to any given Proposal are not indicated, THE SHARES REPRESENTED BY ALL VALID PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THAT PROPOSAL.

          Management recommends that the Shareholders vote "FOR" Proposals 1,2,3,4, and 5.


                                  By Order of The Board of Directors

                                  /s/ Frances Glaubman
                                  Frances Glaubman, Secretary

                         Food Concepts, Inc
                     6601 Lyons Road, Suite C-11
                    Coconut Creek, Florida  33073

TO:The Shareholders of Food Concepts, Inc.

NOTICE IS HEREBY GIVEN, that a special meeting of the stockholders of Food Concepts, Inc. will be held at the corporate office of Food Concepts, Inc., 6601 Lyons Road, Suite C-11, Coconut Creek, Florida 33073, on September 10, 1997 at 11:00 a.m. eastern standard time for the following purposes:

     1.To elect a board of three directors to serve until the next meeting of the shareholders of the company, or until their respective successor are elected and qualified.

     2.To ratify the appointment by the Board of Directors of Joel S. Baum, CPA, as independent auditors of the Company for its fiscal year ending June 30, 1998.

     3.To increase the authorized common stock of the company to 40,000,000 share par value .001 per share. That said shares shall be designated common shares and shall be non-assessable.

     4.To approve the adoption by The Board of Directors of the 1997 Non-Statutory Stock Option Plan.

     5.Reverse split the outstanding shares 1 share per every 20 outstanding.

     6.To transact such other business as may properly come before the meeting or any adjournments thereof.

     * Due to the Company's attempts to cut costs, we have not included a return envelope.


PLEASE RETURN IMMEDIATELY IF YOU ARE UNABLE TO ATTEND SHAREHOLDER MEETING ON SEPTEMBER 10, 1997

                                    PROXY

KNOWN ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Beacon Light Mining Company hereby appoints Herb Glaubman, Frances Glaubman and Harold Stulowitz, or any one of them, their true and lawful attorney or attorneys of the undersigned to attend and vote at the special meeting of Food Concepts, Inc., held on September 10, 1997 at 11:00 a.m. or any continued meeting or meetings for the purposes designated in the official notice of said meeting with all the powers the undersigned would possess if personally present, hereby revoking and withdrawing any and all proxies heretofore given by the undersigned.

                                                               YES        NO
1. Election of three Directors
NOMINEES: Herb Glaubman, Frances Glaubman, Harold Stolowitz    ____      ____

2. I approve to appointment of Joel S. Baum, C.P.A. as
   independent auditors                                        ____      ____

3. I approve amending Article of Incorporation to increase
   aggregate authorized shares to 40 Million .001 par value.   ____      ____

4. I approve the adoption of the 1997 Non-Statutory Stock
   Option Plan                                                 ____      ____

5. I approve the Reverse split all outstanding shares 1 for
   20.                                                         ____      ____

6. To transact such other business as may come before the
   meeting.                                                    ____      ____


DATED: __________________         SIGN NAME: _________________________________

                                  PRINT NAME: ________________________________

                                  ADDRESS: ___________________________________

                                  PHONE: _____________________________________